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EXHIBIT 3.1



                      STATE OF MINNESOTA SECRETARY OF STATE

                     AMENDMENT OF ARTICLES OF INCORPORATION

READ THE INSTRUCTIONS BEFORE COMPLETING THIS FORM

1. TYPE OR PRINT IN BLACK INK.
2. THERE IS A $35.00 FEE PAYABLE TO THE MN SECRETARY OF STATE.
3. RETURN COMPLETED AMENDMENT FORM AND FEe TO THE ADDRESS LISTED ON THE BOTTOM OF THE FORM.

CORPORATE NAME: (List the name of the company prior to any desired name change)

The Conscious Company
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This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

                                                 April 21, 2008
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                                                 Format (mm/dd/yyy)

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1)

                                 ARTICLE 1: NAME

The name of the company shall be changed to American Environmental Energy, Inc



This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.


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                                              (Signature of Authorized Person)


Name and telephone number of contact person: RANDY DREW (203) 809-3738

                           FILE IN PERSON OR MAIL TO:
                Minnesota Secretary of State - Business Services
                    Retirement Systems of Minnesota Building
                           60 Empire Drive, Suite 100
                               St. Paul, MN 55103
           (Staffed 8:00 - 4:00, Monday - Friday, excluding holidays)

To obtain a copy of a form you can go to our web site at WWW.SOS.STATE.MN.US, or contact us between 9:00am to 4:00pm Monday through Friday at (651) 298-2803 or toll free 1-877-551-6767.

All of the information on this form is public. Minnesota law requires certain information to be provided for this type of filing. If that information is not included, your document may be returned unfiled. The document can be made available in alternative formats, such as large print, Braille or audio tape by calling (651) 298-2803/voice. For a TTY/TTD (deaf and hard of hearing) communication, contact the Minnesota Relay Service at 1-800-627-3529 and ask them to place a call to (651) 296-2803. The Secretary of State's Office does not discriminate on the basis of race, creed, color, sex, sexual orientation, national origin, age, marital status, disability, religion, reliance on public assistance or political opinions or affiliations in employment or the provision of service.


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          WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF
                              THE CONSCIOUS COMPANY

                             A Minnesota CORPORATION

The undersigned, being all of the duly appointed and acting members of the Board of Directors of The Conscious Company, a Minnesota corporation (the "Corporation"), do hereby consent to the adoption of, and do hereby adopt, the following resolutions with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held, pursuant to Minnesota Statutes Chapter 302A and pursuant to the bylaws of the Corporation.
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1. NAME CHANGE

WHEREAS, the board of directors considers it in the best interests of the Corporation to change its name to American Environmental Energy, Inc. in order to reflect the current focus of the Corporation;

WHEREAS, a name change requires an amendment to the Corporation's articles of incorporation;

RESOLVED THAT pursuant to Minnesota Statues Section 302A.135 subd. 7 the board of directors approve the name change and directs its President to file the Certificate of Amendment with the State of Minnesota Secretary of State.

2. AUTHORIZATION OF CORPORATE ACTIONS

RESOLVED THAT each officer of the Corporation is hereby authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds, and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and any of the transactions contemplated thereby.

All actions heretofore taken by any director or officer of the Corporation in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects.

The secretary and any assistant secretary of the Corporation or any other officer of the Corporation, is hereby authorized to certify and deliver, to any person to whom such certification and delivery may be deemed necessary or appropriate in the opinion or such officer, a true copy of the foregoing resolutions.

APPROVAL
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Dated: April 10, 2008

The undersigned, being all the directors of The Conscious Company, waive the required notice of meeting and consent to all actions taken hereby.

/S/ RANDY DREW
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Randy Drew



                                                              STATE OF MINNESOTA
                                                             DEPARTMENT OF STATE
                                                                           FILED

                                                                     APR 14 2008